SUB-ITEM 77Q1(e)
                                AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of May 2, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 21, 2000, between AIM Equity Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                               W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Agreement to add two new portfolios, the AIM U.S. Growth Fund and the AIM Basic Value II Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                                                 FUNDS AND EFFECTIVE DATES


NAME OF FUND                              EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                              ------------------------------------
AIM Aggressive Growth Fund                              June 1, 2000
AIM Basic Value II Fund                                August 29, 2002
AIM Blue Chip Fund                                      June 1, 2000
AIM Capital Development Fund                            June 1, 2000
AIM Charter Fund                                        June 1, 2000
AIM Constellation Fund                                  June 1, 2000
AIM Core Strategies Fund                              December 28, 2001
AIM Dent Demographic Trends Fund                        June 1, 2000
AIM Diversified Dividend Fund                         December 28, 2001
AIM Emerging Growth Fund                                June 1, 2000
AIM Large Cap Basic Value Fund                          June 1, 2000
AIM Large Cap Growth Fund                               June 1, 2000
AIM Mid Cap Growth Fund                                 June 1, 2000
AIM U.S. Growth Fund                                   August 29, 2002
AIM Weingarten Fund                                     June 1, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $150 million.................................................   0.80%
Over $150 million..................................................   0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $350 million.................................................   0.75%
Over $350 million..................................................   0.625%


                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $ 30 million.................................................   1.00%
Over $30 million to and including $150 million.....................   0.75%
Over $150 million..................................................   0.625%



                        AIM DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $2 billion...................................................   0.85%
Over $2 billion....................................................   0.80%

                            AIM EMERGING GROWTH FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $ 1 billion..................................................   0.85%
Over $ 1 billion...................................................   0.80%



                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $ 1 billion..................................................     0.60%
Over $1 billion to and including $ 2 billion.......................     0.575%
Over $ 2 billion...................................................     0.55%



                            AIM CORE STRATEGIES FUND
                         AIM DIVERSIFIED DIVIDEND FUND
                           AIM LARGE CAP GROWTH FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $ 1 billion..................................................     0.75%
Over $1 billion to and including $ 2 billion.......................     0.70%
Over $ 2 billion...................................................     0.625%



                            AIM MID CAP GROWTH FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $ 1 billion..................................................     0.80%
Over $ 1 billion...................................................     0.75%

                              AIM U.S. GROWTH FUND
                            AIM BASIC VALUE II FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $1 billion...................................................     0.75%
Over $1 billion to and including $ 2 billion.......................     0.70%
Over $2 billion....................................................     0.65%



                              AIM WEINGARTEN FUND

NET ASSETS                                                        ANNUAL RATE
----------                                                        -----------
First $30 million..................................................   1.00%
Over $30 million to and including $350 million.....................   0.75%
Over $350million...................................................   0.625%"


     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                 AIM EQUITY FUNDS


Attest:   /s/ P. Michelle Grace                By:    /s/ Robert H. Graham
          ---------------------------------           -------------------------
            Assistant Secretary                        Robert H. Graham
                                                         President


(SEAL)

                                                 A I M ADVISORS INC.


Attest:   /s/ P. Michelle Grace                By:    /s/ Mark H. Williamson
          ---------------------------------           -------------------------
            Assistant Secretary                        Mark H. Williamson
                                                        President


(SEAL)

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